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                                                                   Exhibit 10.11


                                                              Unit/Cash Contract


                                   CONTRACT OF SALE


                                       BETWEEN


                         SL GREEN OPERATING PARTNERSHIP, L.P.
                                    (In Formation)


                                         AND


                            29/35 REALTY ASSOCIATES, L.P.


                               Dated as of June 5, 1997


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                                  TABLE OF CONTENTS


ARTICLE I.  CONTRIBUTION TERMS AND CLOSING PROCEDURES........................  2
         1.1  Acquisition of Interests......................................  2
         1.2  Term of Agreement.............................................  2
         1.3  Consideration.................................................  2
         1.4  Closing; Condition to Obligations.............................  2
         1.5  Documents to be Delivered at Closing by the  Seller...........  5
         1.6  Cessation of IPO..............................................  7
         1.7  Closing Costs.................................................  8
         1.8  Default.......................................................  8
         1.9  Further Assurances............................................  8

ARTICLE II.  REPRESENTATIONS, WARRANTIES
            AND COVENANTS OF SELLER......................................... 10
         2.1  Title to Interests............................................ 10
         2.2  Authority..................................................... 11
         2.3  Litigation.................................................... 11
         2.4  No Other Agreements to Sell................................... 11
         2.5  No Brokers.................................................... 11
         2.6  Investment Representations and Warranties..................... 11
         2.7  FIRPTA Representation......................................... 12
         2.8  Covenant to Remedy Breaches................................... 12
         2.9  Operation of Premises......................................... 12

               ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF OPERATING PARTNERSHIP                 ................. 13
         3.1  Authority..................................................... 13
         3.2  No Brokers.................................................... 13

ARTICLE IV.  CLOSING ADJUSTMENTS............................................. 14
         4.1  Prorations.................................................... 14
         4.2  Intentionally Omitted......................................... 15
         4.3  Accounts Receivable........................................... 15
         4.4  Security Deposits............................................. 16
         4.5  Timing of Calculations; Cooperation........................... 16
         4.6  Allocation of Adjustments..................................... 16

ARTICLE V.  INTENTIONALLY OMITTED............................................ 17
    ........................................................................ 17

ARTICLE VI.  MISCELLANEOUS................................................... 17
         6.1  Amendment..................................................... 17
         6.2  Entire Agreement; Counterparts; Applicable   Law.............. 17
         6.3  Assignability................................................. 17
         6.4  Titles........................................................ 17
         6.5  Third Party Beneficiary....................................... 17
         6.6  Severability.................................................. 17
         6.7  Equitable Remedies............................................ 18


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         6.8  Attorneys' Fees............................................... 18
         6.9  Notices....................................................... 18
         6.10 As Is......................................................... 19
         6.11 Confidentiality............................................... 19
         6.12 Computation of Time........................................... 19
         6.13 Survival...................................................... 20
         6.14 Time of the Essence........................................... 20

EXHIBIT A:  Description of Land
EXHIBIT B:  Schedule of Leases
EXHIBIT C:  Consideration
EXHIBIT D:  Permitted Encumbrances
EXHIBIT E:  Operating Partnership Agreement
EXHIBIT F:  Amendment to Seller's Partnership Agreement
EXHIBIT G:  Consent to Assumption of Existing Mortgage
EXHIBIT H:  Assignment and Assumption


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                                   CONTRACT OF SALE


    This Contract of Sale (the "CONTRACT") is executed as of the 5th day of June, 1997 by SL Green Operating Partnership, L.P. (the "OPERATING PARTNERSHIP"), a Delaware limited partnership in formation, and 29/35 Realty Associates, L.P., a New York limited partnership (the "SELLER").

    WHEREAS, in connection with the consolidation of its commercial real estate business, S.L. Green Realty, Inc. intends to form a Maryland corporation (the "REIT") that will be the sole general partner and a limited partner of the Operating Partnership and to effect an initial public offering (the "IPO") of the REIT's shares of common stock ("COMMON STOCK");

    WHEREAS, it is intended that, upon consummation of the IPO, the Operating Partnership will acquire interests in certain office properties including, without limitation, 29 West 35th Street, New York, New York (which is the Land and Building defined below), as well as interests in the property construction, management and leasing businesses currently conducted by Emerald City Construction Corp., a New York corporation, SL Green Management Corp., a New York corporation and S.L. Green Realty, Inc., a New York corporation;

    WHEREAS, it is further understood that the Operating Partnership may acquire interests in additional office properties located in New York, New York;

    WHEREAS, the Operating Partnership desires to acquire from the Seller and the Seller (upon the receipt of the Consideration) desires to convey to the Operating Partnership under the terms and conditions set forth herein, (a) the parcel of land more particularly described on EXHIBIT A (the "LAND"); (b) all buildings and improvements situated on the Land (collectively, the "BUILDING");
(c) all right, title and interest of Seller, if any, in and to any strips and gores of land adjoining the Land and the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof, to any unpaid insurance proceeds (as may be contemplated under Section 1.4 below) and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway hereafter occurring; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to, or used in connection with, the Building (the "PERSONAL PROPERTY"); (f) Seller's interest in all leases, licenses and other agreements covering space in the Building and further described on EXHIBIT B (collectively, the "LEASES") and the interest of the landlord under the Leases


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arising from and after the Final Closing, together with the security deposit made to the landlord by the tenant or other occupants thereunder to the extent remaining at the time of Final Closing; and (g) Seller's interest in all other assignable service, maintenance and other agreements and all other assignable permits necessary for the operation of the Building (collectively, the "PREMISES"). The Premises are located at or known as 29 West 35th Street, New York, New York;

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and the Seller agree as follows:


                ARTICLE I.  CONTRIBUTION TERMS AND CLOSING PROCEDURES

    1.1 ACQUISITION OF INTERESTS. At the Final Closing (as defined below), Seller shall, subject to Section 1.4 hereof, transfer, assign, and convey to the Operating Partnership and the Operating Partnership shall acquire and accept from Seller, all right, title and interest of Seller in the Premises, free and clear of all Encumbrances (as defined below) except Permitted Encumbrances (as defined below), and the Operating Partnership shall pay or deliver, as applicable, to Seller the Consideration (as defined below), both in accordance with and subject to this Contract and all pertinent provisions hereof.

    1.2 TERM OF AGREEMENT. If the IPO Closing (as defined below) and/or the Final Closing (as defined below) do not occur by March 31, 1998 (the "TERMINATION DATE"), time being of the essence, this Contract shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Seller shall have any further obligations hereunder except as specifically set forth herein, and except, further, if the IPO Closing occurs by March 31, 1998 but, through no default of the Seller hereunder, the Final Closing does not occur, Seller shall have the right to specifically enforce this Contract.

    1.3 CONSIDERATION. The full consideration for the Premises (the "CONSIDERATION") shall be payable as set forth in EXHIBIT C, subject to the terms and provisions of Article IV hereof providing for adjustments to the Consideration based on closing adjustments. As used herein, the term "UNITS" means units of limited partnership interest in the Operating Partnership.

    1.4 CLOSING; CONDITION TO OBLIGATIONS. In connection with its acquisition of the Premises, the Operating Partnership will notify the Seller of a closing date, which date will be no earlier than five (5) business days after such notification and no later than March 10, 1998 (fifteen (15) business days prior to


                                          2

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the Termination Date), for the initial closing (the "INITIAL CLOSING") of the acquisition contemplated by this Contract. At or before the Initial Closing, which shall be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 or such other place located in New York City as is determined by the Operating Partnership in its sole discretion at a time specified by the Operating Partnership in its sole discretion, the Operating Partnership and the Seller will execute all closing documents (the "CLOSING DOCUMENTS") required by this Agreement in accordance with Section 1.5 hereof and deposit the same in escrow with Brown & Wood LLP, New York, New York, as escrow agent of the Operating Partnership (the "CLOSING AGENT"), the terms of such escrow to be reasonably satisfactory to the Seller and the Operating Partnership.

    The transactions contemplated by this Contract and by the Closing Documents executed and deposited in connection with such transactions will be consummated at the Final Closing (as defined below) only if the closing of the IPO (the "IPO CLOSING") is consummated by the earlier of (a) fifteen (15) business days after the date of the Initial Closing and (b) the Termination Date. If the IPO Closing occurs by such date:

         (a) The Operating Partnership shall, contemporaneously with the IPO Closing, (x) cause to be delivered to the Closing Agent
                   (i) an assumption (the "ASSUMPTION AGREEMENT") of the Existing Mortgage (as defined in EXHIBIT C hereof) and (ii) a certificate of the General Partner of the Operating Partnership certifying that the Seller has been or will be, effective upon the Final Closing (as hereinafter defined), admitted as a limited partner of the Operating Partnership and that the Operating Partnership's books and records indicate or will indicate that the Seller is the holder of the number of Units which are called for pursuant to the Consideration as adjusted pursuant to the provisions hereof, including, without limitation, Article IV hereof and (y) pay to the Seller the cash portion of the Consideration, as adjusted pursuant to the provisions hereof, set forth in clause (b) of EXHIBIT C;

         (b) upon receipt of the Consideration set forth in subclause (x) of clause (a) above and confirmation by the Closing Agent that the cash portion of the Consideration set forth in subclause (y) of clause (a) above has been wired to the Seller, the Closing Agent will


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                   release the Closing Documents to the Operating Partnership and/or the Seller as contemplated by the escrow agreement with the Closing Agent and/or this Contract and deliver to the Seller the Assumption Agreement and, if requested by the Seller, a copy of such General Partner's certificate referred to is subclause (x) of clause (a) above; and

         (c) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated simultaneously with the IPO Closing (such consummation, the "FINAL CLOSING").

Notwithstanding the above, in the event that the Seller specifies, in the documents to be delivered pursuant to Section 1.5(b) hereof, a breach of or other exception with respect to Article 2 hereof or has otherwise materially breached this Contract, the Operating Partnership may, in its sole discretion and as for its sole right, remedy and privilege in such circumstance, elect either to waive such breach or other exception and complete the acquisition of the Premises or not to complete the acquisition of the Premises, in which latter case the Operating Partnership shall, in lieu of the delivery pursuant to clause (a) above, notify the Closing Agent of such election and direct the Closing Agent to return the Closing Documents and Ancillary Agreements (as defined below) to the Seller and thereafter no party shall have any further liability hereunder.

    The risk of loss to the Building and Personal Property prior to the Final Closing shall be borne by the Seller. If, prior to the Final Closing, a material portion of the Building and Personal Property shall be destroyed or damaged by fire or other casualty, then this Contract may, at the option of the Operating Partnership, to be exercised within 15 days after any such occurrence, be terminated. If, after the occurrence of any such casualty, this Contract is not so terminated, the Operating Partnership shall, subject to the provisions of this Contract, (a) purchase the Premises and (b) direct the Seller to pay or cause to be paid to the Operating Partnership (subject to the rights of the holder of the Existing Mortgage) any sums collected under any policies of insurance because of damage due to such casualty not utilized in restoring and or repairing the damage caused by any such occurrence and otherwise assign, without recourse, to the Operating Partnership all rights to collect such sums as may then be uncollected; provided, however, that the Seller shall not adjust or settle any insurance claim without the Operating Partnership's prior consent, not to be unreasonably withheld or delayed. As used herein "a material portion of the


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Building and Personal Property" shall mean that (a) the cost of repair or restoration to the Building or Personal Property is reasonably estimated by the Operating Partnership to be in excess of five hundred thousand dollars ($500,000) or (b) more than twenty-five percent of the Building and the Personal Property, collectively, is damaged or destroyed

    If the IPO Closing does not occur by the earlier of (a) fifteen (15) business days after the date of the Initial Closing and (b) the Termination Date, then, except as set forth in Section 1.8 hereof, neither party shall have any obligations under the Closing Documents or under any agreements or instruments executed in connection with the transactions contemplated hereunder or thereunder (such other agreements or instruments, collectively, "ANCILLARY AGREEMENTS"), this Contract, the Closing Documents and the Ancillary Agreements shall be deemed null and void AB INITIO and the Closing Agent will be, and is hereby, directed to (a) destroy the Closing Documents and any Ancillary Agreement it holds, (b) give notice to the Seller of such destruction and (c) return to the Operating Partnership the Consideration, if any, delivered by the Operating Partnership to the Closing Agent.

    1.5 DOCUMENTS TO BE DELIVERED AT CLOSING BY THE SELLER. At the Initial Closing, the Seller shall execute, acknowledge where deemed desirable or necessary by the Operating Partnership, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

              (a) statutory form of bargain and sale deed without covenants against grantor's acts (the "ASSIGNMENT") which shall convey good and marketable title in and to the Land and Building free and clear of all Encumbrances, except, where applicable, for the Permitted Encumbrances (acceptance of the Assignment by the Operating Partnership shall be deemed full performance and compliance by the Seller of its obligations under this Contract and thereafter the Seller shall have no further liability or obligations hereunder except to the extent otherwise expressly provided);

              (b) a reaffirmation of warranties which shall either (i) reaffirm the accuracy of all representations and warranties and the satisfaction of all covenants made by the Seller in Article II hereof or (ii) if such reaffirmation cannot be made, identify those representations, warranties and covenants of
Article II hereof (other than Section 2.5 hereof) with respect to which circumstances have changed, represent that the Seller has used all reasonable efforts within its control to prevent and remedy such breach (it being understood, however, that Seller will not be required to spend any money or institute any proceedings in such regard), and reaffirm the accuracy of all


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

other representations and warranties and the satisfaction of all other covenants made by the Seller in Article II hereof;

              (c)any other documents reasonably requested by the Operating Partnership or reasonably necessary to effectuate the transactions contemplated hereby;

              (d) the consent from the holder of the Existing Mortgage to the sale contemplated herein and the assumption of the Existing Mortgage by the Operating Partnership a copy of which is attached hereto as Exhibit G;

              (e) an affirmation that the amendment to the Seller's agreement of limited partnership in the form attached hereto as Exhibit F has been executed together with a photocopy of such executed amendment);

              (f) a schedule of all cash security deposits and a check or credit to the Operating Partnership in the amount of such security deposits, including any interest thereon (less any sums to be retained by Seller pursuant to Section 4.4 hereof), held by the Seller on the date of the Final Closing under the Leases or, if held by a commercial bank, savings bank or other institution, an assignment to the Operating Partnership and written instructions to the holder of such deposits to transfer the same to the Operating Partnership, and appropriate instruments of transfer or assignment with respect to any Lease security deposits which are other than cash;

              (g) if requested by the Operating Partnership, a schedule setting forth all arrears in rents and all prepayments of rents;

              (h) if requested by the Operating Partnership, an original of all service maintenance and other agreements to be transferred to the Operating Partnership;

              (i) an assignment to the Operating Partnership of all of the interest of the Seller in the Leases and in those service, maintenance and other agreements to be transferred to the Operating Partnership in the form set forth as Exhibit H attached hereto;

              (j) if requested by the Operating Partnership, an original of all Leases;

              (k) if requested by the Operating Partnership, to the extent they are then in Seller's possession and not posted at the Building, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction over the Premises;


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

              (l) all applicable real property transfer tax returns executed by Seller (which shall be countersigned, if required, by the Operating Partnership;

              (m) if requested by the Operating Partnership, to the extent they are then in Seller's possession, copies of all Building and tenant files and records;

              (n) if requested by the Operating Partnership, an original letter, executed by the Seller or by its agent, advising the tenants of the sale of the Building to the Operating Partnership and directing that rents and other payments thereafter be sent to the Operating Partnership or as the Operating Partnership may direct;

              (o) an affidavit to the Operating Partnership signed by the Seller under penalties of perjury, which contains: (a) the Seller's name; (b) Seller's U.S. Taxpayer Identification Number; (c) the Seller's business address;
(d) a statement that the Seller is not a "foreign person" within the meaning of Internal Revenue Code Sections 1445 and 7701, that is, the Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined under the Internal Revenue Code and regulations promulgated thereunder;

              (p) if requested by the Operating Partnership, a closing statement setting forth all prorations, credits and adjustments required hereunder;

              (q) if requested by the Operating Partnership, notices from the Seller to each of the parties under the service, maintenance and other agreements which are being sold to the Operating Partnership notifying them of the sale of the Premises to the Operating Partnership;

              (r) an assignment of all Seller's right, title and interest in escrow deposits for real estate taxes, insurance premiums and other amounts, if any, then held by the holder of the Existing Mortgage; and

              (s) if requested by the Operating Partnership, notice(s) to the holder of the Existing Mortgage, executed by the Seller or by its agent, advising of the sale of the Premises to the Operating Partnership and directing that future bills and other correspondence should thereafter be sent to the Operating Partnership or as the Operating Partnership may direct.

    1.6 CESSATION OF IPO. If at any time the Operating Partnership or the underwriter or underwriters determine in good faith to abandon the formation of the REIT or the IPO or that the IPO Closing will not occur on or prior to the Termination Date

(the date of such determination being referred to as the "CESSATION DATE"), the Operating Partnership will so advise the Seller in writing and thereupon each party hereto will be relieved of all obligations under this Contract, all Ancillary Agreements, and all Closing Documents (except for obligations arising under Sections 1.7, 2.5 and 3.2 hereof).

    1.7 CLOSING COSTS. The Operating Partnership agrees to pay (and to hold the Seller harmless therefrom) all of the closing costs, other than the Seller's legal and advisory fees, arising from the transfer of the Premises pursuant to the provisions of this Contract including, without limitation any applicable transfer, gains and sales taxes and any transfer fee due in connection with the assumption of the Existing Mortgage by the Operating Partnership.

    1.8 DEFAULT. (a) If, after notifying the Seller of a date for the Initial Closing, the Operating Partnership fails to close (including a failure due to the IPO Closing not occurring), then the Operating Partnership will pay to the Seller the sum of $100.00 as liquidated and agreed-upon damages. It would be difficult, if not impossible, to ascertain the actual measure of the Seller's damages in the event of the Operating Partnership's default and the parties agree that $100.00 is a fair reflection of the Seller's damages in the event of the Operating Partnership's default; provided, however, if, after notifying the Seller of a date for the Initial Closing, (i) the Operating Partnership fails to close and (ii) the IPO Closing does occur and (iii) the Seller has not defaulted with respect to its obligations under this Contract, the Seller shall be entitled to its right to specific performance, including payment of the Consideration, but not to any monetary damages except as specifically set forth in this Section 1.8(a).

                   (b) If the Seller defaults with respect to its obligations under this Contract, the Operating Partnership shall be entitled to exercise against the Seller any and all remedies provided at law or in equity (except as otherwise provided in this Contract), including but not limited to, the right to specific performance; provided, however, if the Seller is unable to perform its obligations under this Contract and such inability to perform did not result from an act or failure to act of the Seller which occurred after the date hereof, this Contract shall be terminated and neither the Seller nor the Operating Partnership shall have any obligations under this Contract (except for obligations arising under Section 1.7, 2.5 and 3.2 hereof). In any event, the Seller shall not be required to spend any money or institute any proceedings in order to perform hereunder, except under circumstances where the Seller wilfully, intentionally or negligently restricted its ability to perform hereunder.


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

    1.9 FURTHER ASSURANCES. The Seller will, from time to time, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Contract, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the Premises in accordance with the terms of this Contract. The provisions of this Section 1.9 shall survive the Final Closing for the period of three (3) months.

    1.10 AFFIRMATION OF THE OPERATING PARTNERSHIP REPRESENTATIONS. At the Initial Closing, the Operating Partnership shall execute and deliver to the Closing Agent a reaffirmation of warranties which shall either (i) reaffirm the accuracy of all representations and warranties made by the Operating Partnership in Article III hereof or (ii) if such reaffirmation cannot be made, identify those representations and warranties of Article III hereof (other than Section
3.2 hereof) with respect to which circumstances have changed, represent that the Operating Partnership has used all reasonable efforts within its control to prevent and remedy such breach, and reaffirm the accuracy of all other representations and warranties made by the Operating Partnership in Article III hereof; provided, however, that the Operating Partnership may forego deliverance of the items set forth in clauses (i) and (ii) above, in which event, all of the representations and warranties of the Operating Partnership contained in Article III hereof shall be deemed reaffirmed as of the date of the Initial Closing.

    1.11 DOCUMENTS TO BE DELIVERED AT CLOSING BY THE OPERATING PARTNERSHIP. At the Initial Closing, Operating Partnership shall execute, acknowledge where deemed desirable or necessary by the Seller, in addition to any other documents mentioned elsewhere herein an assumption (with indemnity) of (a) the Leases and all obligations thereunder first occurring after the date of the IPO Closing together with the security deposits held in connection therewith and (b) all service, maintenance and other agreements and permits which constitute part of the Premises, in each case only to the extent actually transferred to the Operating Partnership in connection with the sale of the Premises.


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

    ARTICLE II.  REPRESENTATIONS, WARRANTIES
                AND COVENANTS OF SELLER

    As a material inducement to the Operating Partnership to enter into this Contract and to consummate the transactions contemplated hereby, the Seller hereby makes to the Operating Partnership each of the representations and warranties set forth in this Article II, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to complete the acquisition of the Premises, such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing; provided, however, in the event that such representation and warranties were true when initially made but are not true as of the date of the Initial Closing and as of the date of the Final Closing, and Seller has complied with the provisions of Section 1.5(b)(ii) hereof, no default shall exist hereunder, but the Operating Partnership may, in its sole and absolute discretion, and as its sole remedy under such circumstances, terminate this Contract in which event each party hereto will be relieved of all obligations under this Contract, all Ancillary Agreements and all Closing Documents (except obligations arising under Sections 1.7, 2.5 or 3.2 hereof).

    2.1 TITLE TO INTERESTS. The Seller owns the Premises beneficially and of record, and to its knowledge free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (collectively, "ENCUMBRANCES"), except as disclosed as exceptions in a title report for the Premises, dated on or after April 4, 1997, and as set forth on EXHIBIT D attached hereto (any such encumbrance, a "PERMITTED ENCUMBRANCE"), and has full power and authority to convey the Premises to the Operating Partnership free and clear of any Encumbrance except the Permitted Encumbrances. While this Contract is in effect in accordance with the provisions hereof, Seller will not consent to join in or in any way effect the transfer of the Premises prior to the Final Closing. At the Final Closing, if so requested, the managing general partner of the Seller on its own behalf, but not on the behalf of or for the account of the Seller, will execute all documents reasonably necessary to enable a title insurance company (acceptable to the Operating Partnership, in its sole discretion) to issue to the Operating Partnership (at the Operating Partnership's expense) an ALTA Form B (1987 or later) Owner's Policy and such endorsements as the Operating Partnership may reasonably request, insuring fee simple title subject only to Permitted Encumbrances to all real property and improvements comprising all or any part of the Premises to the Operating Partnership.


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

    2.2  AUTHORITY.  The Seller has full right, authority, power and capacity:
(a) to enter into this Contract and each agreement, document and instrument to be executed and delivered by or on behalf of the Seller pursuant to this Contract; (b) to carry out the transactions contemplated hereby and thereby; and
(c) to transfer, convey, assign and deliver all of the Seller's, right, title and interest in the Premises to the Operating Partnership upon delivery to the Seller of the Consideration therefor in accordance with this Contract.

    2.3 LITIGATION. To the best knowledge of the Seller, there is no litigation or proceeding (except tax certiori proceedings), either judicial or administrative, pending or, overtly threatened, affecting all or any portion of the Premises or the Seller's ability to consummate the transactions contemplated hereby. The Seller knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Premises or the Seller, which in any such case would impair the Seller's ability to enter into and perform all of its obligations under this Contract.

    2.4 NO OTHER AGREEMENTS TO SELL. The Seller has not made any agreement with, and until such time, if any, as this Contract is terminated, will not enter into any agreement with, and has no obligation (absolute or contingent) to, any person or firm other than the Operating Partnership to sell, transfer or in any way encumber (except for Permitted Encumbrances) the Premises or to sell the Premises; provided, however, that the foregoing shall not preclude the Seller from entering into and or extending, amending or modifying space leases for portions of the Building in accordance with the provisions of Section 2.9 hereof.

    2.5 NO BROKERS. The Seller has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and the Seller shall indemnify and hold harmless the Operating Partnership for all costs and expenses incurred by the Operating Partnership as a result of a breach of this representation. The provisions of this Section 2.5 shall survive termination of this Contract.

    2.6  INVESTMENT REPRESENTATIONS AND WARRANTIES.   (a)  Pursuant to and
subject to the Seller's Limited Partnership Agreement, as amended, it is contemplated that the Units to be issued to the Seller at the Closing are to be distributed to S.L. Green Properties, Inc. and the limited partners are to receive, as a distribution, the Consideration set forth in clause (b) of Exhibit C, as adjusted pursuant to the provisions of this Contract, including, without limitation, the provisions of

Article IV hereof. Upon the issuance of Units to the Seller pursuant to this Contract, and so long as the Seller holds any such Units, the Seller shall be subject to, and shall (in the capacity as a holder of such Units) be bound by, the terms and provisions of the agreement of limited partnership of the Operating Partnership (in substantially the form attached hereto as EXHIBIT E) (the "PARTNERSHIP AGREEMENT"), including the terms of the power of attorney contained in Section 15.11 thereof, as the Partnership Agreement may be amended from time in accordance with its terms; provided, however, that, anything in this Contract, in the Partnership Agreement or in any other agreement to the contrary notwithstanding, Seller may distribute any or all Units issued to it pursuant to this Contract to S.L. Green Properties, Inc. or any affiliate thereof.

         (b) Seller warrants that it satisfies the definition of "accredited investor" specified in Rule 501(a)(3) under the Securities Act of 1933, as amended.

    2.7 FIRPTA REPRESENTATION. The Seller is not a "foreign person" within the meaning of Section 1145 of the Internal Revenue Code of 1986, as amended.

    2.8 COVENANT TO REMEDY BREACHES. Subject, nevertheless, to the understanding that the Seller will not have to spend money or institute litigation as herein otherwise provided, the Seller covenants to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty of the Seller hereunder, (b) to satisfy all covenants of the Seller hereunder and (c) to promptly use reasonable efforts to cure any breach of a representation, warranty or covenant of the Seller hereunder upon its learning of same.

    2.9 OPERATION OF PREMISES. The Seller shall operate the Premises from the date hereof through and including the Final Closing in a manner consistent with that in which the Seller operates the Premises as of the date hereof and shall maintain or cause to be maintained all existing insurance carried by the Seller relating to the Premises. During the pendency of this Contract, the Seller may enter into new leases or agreements relative to the Premises and/or amend, modify or extend existing leases or agreements.

    2.10 FURTHER ASSURANCES. The Operating Partnership will, from time to time, execute and deliver to the Seller all such other and further instruments and documents and take or cause to be taken all such other and further action as the Seller may reasonably request in order to effect the transactions contemplated by this Contract. The provisions of this Section shall survive the Final Closing for the period of three (3) months.

    ARTICLE III.  REPRESENTATIONS, WARRANTIES AND COVENANTS
                  OF OPERATING PARTNERSHIP

    As a material inducement to the Seller to enter into this Contract and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to the Seller each of the representations and warranties set forth in this Article III, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Final Closing.

    3.1 AUTHORITY. The Operating Partnership will be duly formed prior to the Initial Closing has full right, authority, power and capacity: (a) to enter into this Contract and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Contract; (b) to carry out the transactions contemplated hereby and thereby; and (c) to issue Units and/or pay cash to the Seller to the extent called for in accordance with the terms of this Contract. This Contract and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Contract constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Contract and each such agreement, document and instrument by the Operating Partnership: (a) does not and will not violate the Partnership Agreement; (b) does not and will not violate any foreign, federal, state and local or other laws applicable to Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected. If the IPO Closing occurs, the Operating Partnership covenants to fulfill its obligations under this Contract.

    3.2 NO BROKERS. The Operating Partnership represents that it has not entered into, and covenants that will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby and the Operating Partnership shall indemnify and hold harmless the Seller for all costs and expenses incurred by the Seller as a result of a breach of this representation. The provisions of this Section 3.2 shall survive termination of this Contract.


                           ARTICLE IV.  CLOSING ADJUSTMENTS

    4.1 PRORATIONS. The Operating Partnership and the Seller shall make the prorations set forth below, and make payment with respect to such prorations as appropriate.

         (a) TAXES. Real property taxes and general and special assessments, water and sewer rents, tap charges, and business improvements district charges upon the Premises shall be adjusted and prorated as of the date of the Final Closing on the basis of the fiscal year for such taxes and assessments (the "TAX YEAR"). If the Final Closing shall occur before the real property tax rate for the Tax Year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding Tax Year. After the real property taxes are finally fixed for the Tax Year in which the Final Closing occurs, the Operating Partnership and the Seller shall make a recalculation of the apportionment of such taxes, and the Operating Partnership or the Seller, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent that either the Seller or the Operating Partnership shall obtain any real estate tax abatement, reduction, refund or incentive with respect to the Premises, the amount of the net proceeds of such tax abatement, reduction, refund or incentive shall be prorated through the date of the Final Closing if, as, and when such proceeds are paid or credited by the applicable governmental taxing authority (it being understood that to the extent any tenant demising space in the Premises owned by such Seller shall be entitled to any portion of such tax abatement, that such portion shall be turned over to the Operating Partnership to remit to such tenant and shall be deducted from any tax abatement, reduction, refund or incentive proceeds in connection with calculating the net proceeds thereof).

         (b) RENTS. Rents, additional rents, including electricity charges, operating expense recoveries, and tax reimbursements under the Leases (collectively, "RENTS") shall be adjusted and prorated as of the date of the Final Closing. Rents collected after the date of the Final Closing from tenants whose rental was delinquent on the date of the Final Closing shall be deemed trust funds to apply first to current rents due at the time of payment and second to past due rents accruing after the Final Closing and last to the rents which were past due on the date of the Final Closing. Unpaid and past due rents to which the Seller is entitled shall be promptly paid over to the Seller as and when collected by the Operating Partnership after the date of the Final Closing, less any reasonable collection costs actually incurred by the Operating Partnership.

         (c) PREPAYMENTS. Any prepayment made by or on behalf of the Seller under any service, maintenance, management, consulting, or similar contracts shall be adjusted and prorated as of the date of the Final Closing. In the event that the holder of the Existing Mortgage has escrowed or otherwise received any sums for taxes or insurance premiums, such sums shall be adjusted and prorated as of the date of the Final Closing. Unapplied escrows or deposits with the holder of the Existing Mortgage shall be reimbursed to Seller by the Operating Partnership at Final Closing.

         (d) EXPENSES. Charges and assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas not payable by tenants under the leases (unless the Operating Partnership elects to have final meter readings made as of the Final Closing in which event the adjustment shall be made based on such meter readings); current operating expenses, including, without limitation, obligations under any service, maintenance, management, consulting, or similar contracts; payroll and related expenses (including all benefits and vacation and sick days); license and permit fees relating to the operation of the Premises; insurance and bond premiums; and any other charges incident to the ownership, use and/or occupancy of the Premises shall be adjusted and prorated as of the date of the Final Closing.

         (e) INTEREST ON EXISTING MORTGAGE. Interest on the Existing Mortgage shall be adjusted and prorated as of the date of the Final Closing.

         (f) FUEL AND MAINTENANCE SUPPLIES STORED ON SITE. The costs of fuel and maintenance supplies stored on site shall be adjusted and prorated as of the date of the Final Closing.

         (g) RELETTING EXPENSES FOR NEW LEASES. Customary reletting expenses (including, without limitation, brokerage commissions, tenant improvements and moving expenses paid by Seller) for Leases entered into after the date hereof and prior to the Final Closing shall be adjusted and prorated over the base term of the applicable Lease and based upon prices in effect on or immediately prior to the date of the Final Closing.

    4.2  INTENTIONALLY OMITTED.

    4.3 ACCOUNTS RECEIVABLE. The Seller shall retain all accounts receivable and other income items other than Rents which are attributable to periods prior to the date of the Final Closing. The Seller shall deliver to the Operating Partnership at the Final Closing a schedule of all such unpaid accounts receivable and other income items as of the date of the Final Closing. All such accounts receivable and other income items collected by or for the Operating Partnership after the date of the Final Closing which are attributable to periods prior to the date of the Final Closing shall be promptly remitted to the order of the Seller or as the Seller directs. Except for sums actually received by the Operating Partnership pursuant to the immediately preceding sentence, the Operating Partnership shall assume no obligation to collect or enforce the payment of any amounts that may be due to the Seller, except that the Operating Partnership shall render reasonable assistance, at no expense to the Operating Partnership, to the Seller after the Final Closing in the event the Seller proceeds against any third-party to collect any accounts receivable or other income items due the Seller.

    4.4 SECURITY DEPOSITS. An amount equal to all tenant security deposits and, subject to the proviso below, interest thereon, if any, and any other amounts due tenants with respect to such security deposits shall be paid over to the Operating Partnership at the Final Closing; provided, however, that the Seller may to the extent that the lessor under any of the Leases is entitled under the terms of such Leases to retain any portion of the interest on such security deposits, retain a portion of the interest accrued on such security deposits, if any, up to an amount not to exceed one percent (1%) of any such security deposits.

    4.5 TIMING OF CALCULATIONS; COOPERATION. The Seller and the Operating Partnership agree to use reasonable efforts to reconcile, prorate, and adjust all of the foregoing items upon Final Closing and, in all events, within ninety
(90) days after the date of the Final Closing, to adjust and prorate such prorations and adjustments. In the event any adjustments or prorations made pursuant to this Contract are, subsequent to Final Closing, found to be erroneous, then either party hereto who is entitled to additional amounts shall invoice the other party for such additional amounts as may be owing, and such amounts shall be paid promptly by the other party upon receipt of invoice. Such invoice shall be accompanied by reasonable substantiating evidence.

    4.6  ALLOCATION OF ADJUSTMENTS.  All adjustments contemplated by this
Article IV shall survive the Final Closing for a period of one (1) year and shall, to the extent practicable, be made by adjusting (either up or down) the portion of the Consideration set forth in clause (b) of EXHIBIT C by an amount equal to 78.5% of such total adjustment and by adjusting (either up or down) the portion of the Consideration set forth in clause (a) of EXHIBIT C by an amount equal to 21.5% of such total adjustment.

                          ARTICLE V.  INTENTIONALLY OMITTED


                              ARTICLE VI.  MISCELLANEOUS

    6.1 AMENDMENT. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Contract shall be valid unless in writing and signed by the party against whom enforcement is sought.

    6.2 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Contract and all Ancillary Agreements (a) constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of law provisions thereof.

    6.3 ASSIGNABILITY. This Contract shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Contract may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

    6.4 TITLES. The titles and captions of the Articles, Sections and paragraphs of this Contract are included for convenience of reference only and shall have no effect on the construction or meaning of this Contract.

    6.5 THIRD PARTY BENEFICIARY. No provision of this Contract is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 5.3 and 6.3 of this Contract shall be enforceable by and shall inure to the benefit of the persons described therein.

    6.6 SEVERABILITY. If any provision of this Contract, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Contract and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Contract with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement mutually deemed necessary or desirable to effect such replacement.

    6.7 EQUITABLE REMEDIES. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contract were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contract and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Contract or otherwise at law or in equity. However, if this provision conflicts with any other provision of this Contract that otherwise limits the Seller's liability under this Contract, such other provision shall control.

    6.8 ATTORNEYS' FEES. In connection with any litigation or a court proceeding arising out of this Contract, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial, or on appeal.

    6.9 NOTICES. Any notice or demand which must or may be given under this Contract or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (a) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (b) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (c) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership at the following address and telecopy number:

                   SL Green Operating Partnership, L.P.
                   70 West 36th Street
                   New York, New York  10018
                   Attention:  Stephen L. Green
                   Phone: 212-594-2700
                   Telecopy: 212-594-2262
with copies to:

                   Brown & Wood LLP
                   One World Trade Center
                   New York, New York  10048
                   Attention:  David J. Weinberger
                   Phone:  212-839-5300
                   Telecopy: 212-839-5599

                   Greenberg, Traurig, Hoffman,
                   Lipoff, Rosen & Quental
                   153 East 53rd Street
                   35th Floor
                   New York, New York  10022
                   Attention: Robert J. Ivanhoe
                   Phone: 212-801-9200
                   Telecopy: 212-223-7161


and addressed and delivered or telecopied, in the case of a notice to the Seller, at the address and telecopy number set forth under the Seller's name in the signature page hereof with a copy thereof to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, Attention: Michael Paul Korotkin, Telecopy: 212-715-8000.

    6.10 AS IS. The Operating Partnership has inspected the Premises and is fully familiar with the physical condition and state of repair thereof, and the leases, the Personal Property and other agreements to which the Operating Partnership shall take the Premises subject to upon the Final Closing and it has independently investigated, analyzed and appraised the value and potential profitability thereof and has done all things it deemed necessary and appropriate therefor without reliance on the Seller. The Operating Partnership acknowledges that it has inspected the Premises and shall accept the Premises "as is" and in their present condition, subject to any and all defects therein (latent or otherwise) and to reasonable use, wear and tear between the date of this Contract and the date of the Final Closing without any reduction in the Consideration by reason thereof subsequent to the date of this Contract and that except as specifically set forth herein, the Seller makes no representations or warranties with respect to the Premises or otherwise.

    6.11 CONFIDENTIALITY. All press releases or other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Operating Partnership.

    6.12 COMPUTATION OF TIME. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Eastern Time.

    6.13 SURVIVAL. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Seller set forth in this Contract shall survive the consummation of the transactions contemplated hereby for 3 months; provided that, the representations and warranties set forth in Section 2.6 of this Contract shall not survive the distribution of the Units by the Seller to S.L. Green Properties, Inc.

    6.14 TIME OF THE ESSENCE. Time is of the essence with respect to all obligations under this Contract.

    6.15NO RECORDATION. Neither this Contract nor any memorandum thereof may be recorded in any public real estate records.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the parties hereto has executed this Contract, or caused this Contract to be duly executed on its behalf, as of the date first written above.

                        SL GREEN OPERATING PARTNERSHIP, L.P.,
                          (In Formation)



                        By: SL GREEN REALTY Inc., Sponsor



                        By: /s/ Stephen L. Green
                           -------------------------------
                           Name:   Stephen L. Green
                           Title:  President



                        29/35 REALTY ASSOCIATES, L.P., Seller


                        By:  S.L. Green Properties, Inc.,
                             a general partner



                             By:  /s/ Stephen L. Green
                                 -------------------------------
                                  Name:  Stephen L. Green
                                  Title: Chairman


                        By:  29 W. 35th Realty Corp., a general partner


                             By:  /s/ Harvey L. Friedman
                                 -------------------------------
                                  Name:  Harvey L. Friedman
                                  Title: President


                        Address of Seller:
                        70 West 36th Street
                        New York, New York 10018
                        Telephone/Facsimile Numbers:
                        212-594-2700/212-594-2262

                                      EXHIBIT A


                                 DESCRIPTION OF LAND

                                      EXHIBIT B


                                  SCHEDULE OF LEASES

                                      EXHIBIT C

                                    CONSIDERATION

    The Consideration to be paid by the Operating Partnership to the Seller for the Premises is Six Million and No/100 Dollars ($6,000,000.00) to be payable as follows:

    (a) Units* having an aggregate value equal to Six Hundred Forty-three Thousand Three Hundred Eighty-seven and 50/100 Dollars ($643,387.50);

    (b) Two Million Three Hundred Forty-nine Thousand One Hundred Twelve and 50/100 Dollars ($2,349,112.50) in federal wire funds to an account to be designated by Seller not less than two (2) business days prior to the Initial Closing; and

    (c)  Three Million Seven Thousand Five Hundred No/100 Dollars
($3,007,500.00) by taking title subject to that certain first mortgage loan in the outstanding principal balance of $3,007,500 held by Local America Bank of Tulsa, a Federal Savings Bank (the "EXISTING MORTGAGE").

    The amounts specified in clause (c) above are approximate. If at the Final Closing the principal amount of the Existing Mortgage, as reduced by payments required thereunder prior to the Final Closing, is less than the principal amount of the Existing Mortgage as specified in clause (c) above, a portion of the difference equal to 21.5% of the total sum of such difference shall be added to the portion of the Consideration paid pursuant to clause (a) above and a portion of the difference equal to 78.5% of the total sum of such difference shall be added to the portion of the Consideration to be paid pursuant to clause
(b) above. If at the Final Closing the principal amount of the Existing Mortgage, is greater than the principal amount of the Existing Mortgage as specified in clause (c) above, a portion of the difference equal to 21.5% of the total sum of such difference shall be subtracted from the portion of the Consideration paid pursuant to clause (a) above and a portion of the difference equal to 78.5% of the total sum of such difference shall be subtracted from the portion of the Consideration to be paid pursuant to clause (b) above.






* Each Unit will be valued for these purposes at the initial public offering price of a share of Common Stock.

                                      EXHIBIT D


                                PERMITTED ENCUMBRANCES


1)  The Existing Mortgage

2)  Any state of facts on accurate survey of the Premises would disclose.

3) All matters set forth in Certificate of Title #135NYNY 21011-7 issued by First American Title Insurance Company of New York in respect of the Premises, as same may be brought down to the date of this Contract.

4)  Leases and Tenancies affecting the Premises.

5) Violations affecting the Premises or conditions which, if noted, would be violations.

6) Zoning regulations and ordinances now or hereafter affecting the Premises, consents by Seller or any former owner of the Premises for the erection of any structure or structures on, under or above any street or streets on which the Premises may abut; encroachments of any kind by the Premises or any part thereof upon adjoining property or over any street, and encroachments by/from adjoining property over the Premises; variations, if any, of record lines and tax lots, revocability or lack of right to maintain vaults, chutes, excavations or sub-surface equipment beyond the lines of the Premises; rights of utilities to lay, maintain, install or repair pipes, lines, poles, conduits, cable boxes or related equipment on, over and under the Premises.

                                      EXHIBIT E


                           Operating Partnership Agreement

                                      EXHIBIT F


                     Amendment to Seller's Partnership Agreement

                                      EXHIBIT G

                      Consent to Assumption of Existing Mortgage

                                      EXHIBIT H



              ASSIGNMENT AND ASSUMPTION OF LEASES AND SERVICE CONTRACTS

    Agreement made as of this ___ day of ____________ 199__, by and between _____________ , a ______________ having an address at _________________________
("Assignor") and ___________________ a ______________ having an address at
________________ ("Assignee").

                                       RECITALS

    WHEREAS, Assignor is the holder of the landlord's interest under those certain leases more particularly set forth on EXHIBIT A hereto (collectively the "Lease") relating to property and interests more particularly therein described, and commonly known as ______________________ (the "Property").

    WHEREAS, Assignor is a party to those certain contracts and agreements relating to the property more particularly set forth on EXHIBIT B hereto (the "Service Contracts").

    WHEREAS, Assignor, as owner of the Property, may be the beneficiary of all warranties (the "Warranties"), licenses (the "Licenses"), certificates, (the "Certificates) and permits (the "Permits") relating to the Property.

    WHEREAS, by Contract of Sale dated as of _______________, and as heretofore modified (the "Contract"), Assignor agreed, INTER ALIA, to assign (a) the Lease subject to the terms and conditions of the Lease, together with the security deposit and any interest thereon held pursuant to the Lease and (b) the Service Contracts, the Warranties, the Licenses, the Certificates and the Permits to Assignee and Assignee agreed to assume Assignor's obligations thereunder.

                                      AGREEMENTS

    NOW THEREFORE, in consideration of the promises and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    (i) Assignor hereby assigns to Assignee, without warranty, representation or recourse, all of its right, title and interest in, to and under (a) the Lease and to the security deposit and any interest accrued thereon held by landlord pursuant to the Lease (less 1% administrator's fee that may have been deducted therefrom), (b) the Service Contracts, (c) the Warranties, (d) the Licenses, (e) the Certificates and (f) the Permits.

    (ii) Assignee hereby assumes the Lease and all of landlord's obligations under (a) the Lease and (b) the Service Contracts arising after the date hereof, and Assignee agrees to indemnify Assignor against and hold Assignor harmless from any and all costs, damages, liabilities and expenses, including, without limitation, reasonable attorney's fees, imposed upon or incurred by Assignor by reason of Assignee's failure to perform any obligations under the Lease or the Service Contracts arising from and after the date of this Agreement.

    (iii) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors in interest and assigns.


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                  ASSIGNOR:



                                  By:  _______________________



                                  ASSIGNEE:



                                  By:  _______________________